EXHIBIT 99

                               NOTEHOLDERS REPORT
                        CRUSADE GLOBAL TRUST NO.1 OF 1999
                        COUPON PERIOD ENDING 17 MAY 2004

NOTES
-----

                    FV OUTSTANDING     BOND FACTOR     COUPON RATE    COUPON PAYMENTS   PRINCIPAL PAYMENTS   CHARGE OFFS
                         (USD)                                             (USD)              (USD)              (USD)
                    --------------     -----------     -----------    ---------------   ------------------   -----------
Class A1 Notes                0.00       0.000000%      0.00000%                0.00               0.00          0.00
Class A2 Notes       77,767,709.87      13.667436%      1.45188%          346,069.23      17,576,044.79          0.00
Class A3 Notes      125,000,000.00     100.000000%      1.54188%          481,837.50               0.00          0.00

Class B Notes         9,500,000.00     100.000000%    Not Disclosed      Not Disclosed             0.00          0.00


                                                                       Apr 04
Pool Summary                                                             AUD
------------
Outstanding Balance - Variable Rate Loans                           291,747,940
Outstanding Balance - Fixed Rate Loans                               29,959,940
Number of Loans                                                           4,580
Weighted Average Current LVR                                             48.48%
Average Loan Size                                                        70,242
Weighted Average Seasoning                                              83 mths
Weighted Average Term to Maturity                                      205 mths

Principal Collections                                                    AUD
---------------------
Scheduled Principal Payments                                       4,856,370.22
Unscheduled Principal Payments                                    26,990,817.09
Redraws                                                            4,723,661.40

Principal Collections                                             27,123,525.91

Total Available Principal                                                AUD
-------------------------
Principal Collections                                             27,123,525.91
Principal Charge Offs                                                      0.00
Principal Draw                                                             0.00

Total Available Principal                                         27,123,525.91

Principal Distributed                                             27,123,525.91
Principal Retained                                                         0.00

Total Available Funds                                                    AUD
---------------------
Available Income                                                   6,738,618.36
Principal Draw                                                             0.00
Liquidity Draw                                                             0.00

Total Available Funds                                              6,738,618.36

Redraw & Liquidity Facilities                                           AUD
-----------------------------
Redraw Shortfall                                                           0.00
Redraw Carryover Charge Offs                                               0.00

Liquidity Draw                                                             0.00
Liquidity Shortfall                                                        0.00

CPR
---
                                       FEB-04            MAR-04           APR-04
                   1 mth CPR           23.46%            22.49%           24.24%

Arrears
-------
                   % of pool
                  (by balance)
                 -------------
31 - 59 days         0.38%
60 - 89 days         0.37%
90+ days             0.21%
Defaults              Nil
Losses                Nil